#705435v1 Molina Healthcare, Inc. 2025 Equity Incentive Plan Restricted Stock Award Agreement Grantee: __________________________ Grant Date: __________________________ Total Number of Shares Granted (the “Shares”): __________________________ _____________________________________________________________________________________ This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) effective as of the Grant Date is between Molina Healthcare, Inc., a Delaware corporation (the “Company”), and Grantee, an employee of the Company or one of its Affiliates, pursuant to and subject to the terms of the Molina Healthcare, Inc. 2025 Equity Incentive Plan (the “Plan”) and this Agreement. The Company desires to award to the Grantee a number of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the Plan. The purpose of this Agreement is to evidence the terms of an award of restricted stock granted to the Grantee under the Plan and the terms of the Agreement herein. Participation in the Plan is entirely voluntary and not a condition of employment. Whether the Grantee chooses to participate in the Plan or not is entirely within Grantee’s discretion. The Grantee acknowledges receipt of a copy of the Plan and the Prospectus for the Plan and through Grantee’s signature below also agrees to be bound by these documents and the terms set forth in this Agreement. Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Grantee hereby agree as follows: 1. Award of Restricted Stock. Effective as of the Grant Date, the Company grants to the Grantee a restricted stock award of the number of Shares first set forth above, subject to the terms and conditions set forth in this Agreement and in accordance with the terms of the Plan (the “Restricted Stock Award”). 2. Rights with Respect to the Shares. 2.1 Stockholder Rights. With respect to the Shares, the Grantee shall be entitled at all times on and after the date of issuance of the Shares to exercise the rights of a stockholder of Common Stock of the Company, including the right to vote the Shares and the right to receive dividends on the Shares as provided in Section 2.2 hereof, unless and until the Shares are forfeited pursuant to Section 3 hereof. However, the Shares shall be nontransferable and subject to a risk of forfeiture to the Company at all times prior to the dates on which such Shares become vested, and the restrictions with respect to the Shares lapse, in accordance with Sections 3 and 7 of this Agreement. 2.2 Dividends. As a condition to receiving the Shares under the Plan, the Grantee hereby agrees to defer the receipt of all cash dividends paid on the Shares. Cash dividends or other cash distributions paid with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions and terms as the Shares to which they relate, shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary until the Shares with respect to which the dividends were paid vest, and shall be forfeited in the event that the Shares with respect to which the dividends were paid are forfeited. 2.3 Issuance of Shares. The Company shall cause the Shares to be issued in the Grantee’s name or in a nominee name on the Grantee’s behalf, either by book-entry registration or issuance of a stock certificate or certificates evidencing the Shares, which certificate or certificates shall be held by the

-2- #705435v1 Secretary of the Company or the stock transfer agent or brokerage service selected by the Secretary of the Company to provide such services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is issued, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. The Grantee hereby agrees to the retention by the Company of the Shares and, if a stock certificate is issued, the Grantee agrees to execute and deliver to the Company a blank stock power with respect to the Shares as a condition to the receipt of this Restricted Stock Award. After any Shares vest pursuant to Section 3 hereof, and following payment of the applicable withholding taxes pursuant to Section 6 of this Agreement, the Company shall promptly cause to be issued a certificate or certificates, registered in the Grantee’s name, evidencing such vested whole Shares (less any Shares withheld to pay withholding taxes) and shall cause such certificate or certificates to be delivered to the Grantee free of the legend and the stop-transfer order referenced above. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share at the time certificates evidencing the Shares are delivered to the Grantee. 3. Vesting; Forfeiture. 3.1 Vesting. Subject to the terms of this Agreement, ______ (___) of the Shares shall vest, and the restrictions with respect to the Shares shall lapse, on each of the ______________ anniversaries of the Grant Date if the Grantee remains continuously employed by the Company or an Affiliate of the Company until such respective vesting dates and if the Grantee continues to comply with the terms in the Plan and this Agreement, including the Grantee’s covenants in Section 7 below. 3.2 Forfeiture. (1) If the Grantee ceases to be employed by the Company and all Affiliates of the Company for any reason prior to the vesting of the Shares, or violates any of the covenants in Section 7, Grantee’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited, including the right to vote such Shares and the right to receive dividends on such Shares; and (2) if, at any time, the Company in its sole discretion determines that any action or omission by Grantee constituted (a) wrongdoing that contributed to (i) any material misstatement in or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission or (ii) a statement, certification, cost report, claim for payment, or other filing made under Medicare or Medicaid that was false, fraudulent, or for an item or service not provided as claimed, (b) intentional or gross misconduct, (c) a breach of a fiduciary duty to the Company (or a Subsidiary), (d) fraud or (e) non-compliance with the Company’s Code of Business Conduct and Ethics, policies or procedures to the material detriment of the Company, then in each such case, commencing with the first fiscal year of the Company during which such action or omission occurred, Grantee shall forfeit (without any payment therefore) up to 100% of any Shares that have not been vested or settled and shall repay to the Company, upon notice to Grantee by the Company, up to 100% of the Fair Market Value of the Shares at the time such shares were delivered to the Grantee. The Company shall determine in its sole discretion the date of occurrence of such action or omission, the percentage of the Shares that shall be forfeited and the percentage of the Fair Market Value of the Shares that must be repaid to the Company. In addition, the Shares shall be subject to any clawback or recoupment policy in effect on the Award Date or as may be adopted or maintained by the Company following the Award Date. 3.3 No Early Vesting. Except as provided in Section 10.7 of the Plan or unless otherwise determined by the Committee in its sole discretion or otherwise provided in an agreement with, or plan of the Company applicable to the Grantee, in no event will any of the Shares vest prior to their respective vesting dates set forth in Section 3.1 hereof. 4. Restrictions on Transfer. Until the Shares vest pursuant to Section 3 hereof, neither the Shares, nor any right with respect to the Shares under this Agreement, may be sold, assigned, transferred, pledged, or otherwise disposed of, alienated, or encumbered, either voluntarily or involuntarily, and shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation or other

-3- #705435v1 conveyance or encumbrance shall be void and unenforceable against the Company or any Affiliate of the Company. 5. Distributions and Adjustments. 5.1 If any Shares vest subsequent to any change in the number or character of the Common Stock of the Company through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of such Shares in accordance with Section 4.2 of the Plan. 5.2 Any additional shares of Common Stock of the Company, any other securities of the Company and any other property distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms as the Shares to which they relate and shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary. 6. Taxes. 6.1 The Grantee acknowledges that the Grantee will consult with the Grantee’s personal tax adviser regarding the income tax consequences of the grant of the Shares, payment of dividends on the Shares, the vesting of the Shares and any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the Grantee’s sole and absolute responsibility, are withheld or collected from the Grantee. The Grantee acknowledges that the Grantee is ultimately liable and responsible for all taxes owed in connection with the Shares, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Shares. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or lapse of restriction on the Shares. The Company does not commit and are under no obligation to structure the Shares to reduce or eliminate the Grantee’s tax liability. 6.2 In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, the Grantee may elect to satisfy tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares by (i) delivering cash, check, bank draft, money order or wire transfer payable to the order of the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. The Grantee’s election must be made on or before the date that the amount of tax to be withheld is determined. If the Grantee does not make an election, the Company will withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes. 7. Grantee’s Covenants. The Grantee acknowledges that the Restricted Stock Award constitutes consideration, and absent this Agreement, is beyond what the Company is obligated to pay. Grantee’s decision to participate in the Plan is voluntary and subject to Grantee’s sole discretion. In consideration of the opportunity for the Restricted Stock Award specified above, and other good and valuable consideration, the Grantee agrees to

-4- #705435v1 the following, subject to any applicable provisions of Appendix A, which shall continue to apply in the event the Grantee’s employment is terminated by either party for any reason or no reason, with or without Cause. Grantee also acknowledges that Grantee has been advised to consult with an attorney of Grantee’s choosing prior to signing this Agreement. 7.1 Non-Solicitation. 7.1.1 Non-Solicitation (Employees). The Grantee acknowledges and agrees that during the period of the Grantee’s employment by the Company (or any Subsidiary), and for a period of one (1) year after the termination of the Grantee’s employment with the Company (and its Subsidiaries), the Grantee shall not, other than on behalf of the Company (or any of its Subsidiaries): (i) directly or indirectly, either alone or in concert with others, solicit, entice, or encourage the hiring of any employee or contractor of the Company (or any Subsidiary), in each case, who developed or possessed trade secrets or other proprietary information (including, without limitation, Confidential Information); or (ii) help another person or entity evaluate any such employee or contractor of the Company (or any Subsidiary) as a candidate. These restrictions do not apply if the person or contractor of the Company (or any Subsidiary) was involuntarily terminated or laid off by the Company (or any Subsidiary). Notwithstanding the foregoing, non-targeted, general, solicitations to the public shall be deemed not to breach this Section 7.1.1. 7.1.2 Non-Solicitation (Customers). During the Grantee’s employment with the Company (or any Subsidiary), and for a period of one (1) year after the termination of the Grantee’s employment with the Company (and its Subsidiaries), the Grantee shall not, directly or indirectly, other than on behalf of the Company (or any of its Subsidiaries): (i) contact or solicit, or direct any person, firm, corporation, association or other entity to contact or solicit, any of the Company’s Customers (defined below) with whom or which the Grantee had initial contact in connection with the Grantee’s employment with the Company (or any Subsidiary) for the purpose of providing any products and/or services that are the same as or similar to the products and services provided by the Company to its Customers in the then-immediately preceding two (2) years ending no later than the last day of the Grantee’s employment with the Company (and its Subsidiaries); or (ii) divert or attempt to divert, for his direct or indirect benefit, or for the benefit of any other person, firm, corporation, association or other entity, the business of any Customer of the Company; or (iii) influence or attempt to influence any Customer of the Company to transfer its business to the Grantee or any person, firm, corporation, association or other entity; or (iv) in any other manner knowingly interfere with, disrupt or attempt to disrupt the relationship of the Company with any of its Customers. In addition, the Grantee will not disclose the identity of any such Customers to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. “Customer” means any healthcare providers, suppliers, manufacturers, agencies, brokers, hospitals, hospital systems, long- term care facilities, insurance client/customers, pharmaceutical manufacturers, or other business enterprises or their representatives or agents, in each case, with whom the Company has a business relationship, including a prospective relationship, and with whom or which the Grantee had business-related contact or dealings in the then-immediately preceding two (2) years ending no later than the last day of the Grantee’s employment with the Company (and its Subsidiaries), or about whom or which the Grantee received Confidential Information. This non-solicitation provision with respect to Company’s Customers shall replace any non-solicitation provision with respect to the Company’s Customers set forth in any prior agreements. Notwithstanding the foregoing, non-targeted, general, solicitations to the public shall be deemed not to breach this Section 7.1.2. 7.2 Noncompetition. During the Noncompete Period, as defined in Appendix B, the Grantee shall not, other than on behalf of the Company (or any of its Subsidiaries), recognizing the national scope of the Company’s business, directly or through others, engage in Competition within, or directed to any person or entity located within, the United States or any other geographic region in which the Company operates or has taken initial steps to so operate in the then-immediately preceding two (2) years ending no later than the

-5- #705435v1 last day of the Grantee’s employment with the Company (and its Subsidiaries). For Purposes of this Agreement, “Competition” means (i) participating as an officer, director, employee in a management or executive-level role, consultant, investor, or shareholder, or (ii) providing consulting, advisory, business, investment, strategic, sales, financial, operational, technical, underwriting, pricing, actuarial/reserving or design advice or services (in each case, to the extent that the Grantee provided such advice or services to the Company or any of its Subsidiaries or Affiliates at any time during the then-immediately preceding two (2) years ending no later than the last day of the Grantee’s employment with the Company (and its Subsidiaries) to any person or entity engaged in nor actively preparing to become engaged in providing managed healthcare through Medicaid and Medicare and through state or federal insurance Marketplace (“Competing Services”); provided, however, that “Competition” shall not include: the performance of services for any enterprise to the extent such services are restricted solely to one or more distinct portions of the operations and businesses of such entity and such distinct portions are not engaged in the Competing Services, and the Grantee does not have any discussions with, or participate in, the governance, strategy, development, management or operations of such business segments that engage in the Competing Services. This non-competition provision shall replace any non-competition provisions set forth in any prior equity agreements, including without any limitation any prior restricted stock award agreements. Upon request of a representative of the Company during the Non-Competition Period, the Grantee must identify the entity to which the Grantee is providing services, or intends to be employed, and describe the nature of the services with sufficient detail to allow the Company to independently assess whether the Grantee is or will be in violation of this Agreement. The statement shall be delivered to the Company’s Chief Human Resources Officer or his or her authorized delegate via email overnight delivery within five (5) calendar days of receipt of the request. 7.3 Nondisparagement. Subject to Section 7.6, the Grantee agrees that he/she will not disparage the Company or its directors, officers, employees, affiliates, subsidiaries, predecessors, successors or assigns in any written or oral communications to any third party. The Grantee further agrees that he/she will not direct anyone to make any disparaging oral or written remarks to any third parties. 7.4 Confidentiality. Subject to Section 7.6, the Grantee agrees to keep and maintain in strict confidence all confidential and proprietary information of the Company (or any Subsidiary) during and after the term of employment by the Company, and to never directly or indirectly make known, divulge, reveal, furnish, make available, or use any confidential information or remove, copy, duplicate, or otherwise reproduce any document or tangible item reflecting any confidential information (except in the course of regular authorized duties on behalf of the Company or any Subsidiary). The Grantee’s obligations of confidentiality hereunder shall survive termination of employment regardless of any actual or alleged breach by the Company (or any Subsidiary) in connection with such termination, until and unless any such confidential information shall have become, through no fault of the Grantee, generally known to the public or unless the Grantee is required by law to make disclosure (after giving the Company or any Subsidiary notice and an opportunity to contest such requirement, to the extent permitted by applicable law). The Grantee’s obligations under this Section are in addition to and not in limitation or preemption of all other obligations of confidentiality which the Grantee has to the Company under general legal or equitable principles. All documents and other property including or reflecting confidential information furnished to the Grantee by the Company or otherwise acquired or developed by the Company shall at all times be the property of the Company (or any Subsidiary). Upon termination of employment, the Grantee shall return to the Company (or any Subsidiary) any such documents or other property (including copies, summaries, or analyses of the foregoing) of the Company (or any Subsidiary) which are in the Grantee’s possession, custody, or control.

-6- #705435v1 7.5 Necessity of Restrictions. The Grantee acknowledges that each of the covenants in Section 7 is reasonable and necessary to preserve the legitimate business interests of the Company, its present and potential business activities, and the economic benefits derived therefrom; that they will not prevent him or her from earning a livelihood in the Grantee’s chosen business and are not an undue restraint on the trade of the Grantee, or any of the public interests which may be involved. 7.6 Limitation on Restrictions. Nothing in this Agreement, or any other agreement the Grantee has with the Company (or any of its Subsidiaries) will prohibit or restrict the Grantee from (i) voluntarily communicating with an attorney retained by the Grantee, (ii) voluntarily communicating with or testifying before any law enforcement, government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, the New York State Division of Human Rights or any other state or local commission on human rights, or any self-regulatory organization, or otherwise initiating, assisting with, or participating in any manner with an investigation conducted by such government agency, in each case regarding possible violations of law and without advance notice to the Company, (iii) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, (iv) disclosing any confidential information (including, without limitation, Confidential Information) to a court or other administrative or legislative body in response to a subpoena, court order or written request, provided that the Grantee first promptly notifies (to the extent legally permissible) and provides the Company with the opportunity to seek, and join in its efforts at the sole expense of the Company, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy, (v) if the Grantee is not a supervisor, communicating, or otherwise acting together (including through or using third parties and/or mediums such as social media platforms), with co-workers, a labor organization (or representative thereof) or a federal or state administrative agency, in each case, to address wages, benefits or terms and conditions of employment at the Company or any of its Subsidiaries, (vi) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which the Grantee is entitled, (vii) disclosing the underlying facts or circumstances relating to claims of discrimination, in violation of laws prohibiting discrimination, against the Company or any of its Subsidiaries, or otherwise discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Grantee has reason to believe is unlawful, or (viii) otherwise making truthful statements required by law, regulation or legal process. Further, nothing in this Agreement limits the Grantee’s right to receive an award for information provided to a government agency such as the SEC and OSHA. In addition, nothing in this Agreement is intended to interfere with or restrain the immunity provided under 18 U.S.C. § 1833(b) for confidential disclosures of trade secrets to government officials or lawyers, solely for the purpose of reporting or investigating a suspected violation of law, or in a sealed filing in court or other proceeding. 7.7 Return of Consideration. If, at any time, the Committee in its sole discretion determines that any action or omission by Grantee constituted a breach of the covenants in Section 7, then (i) all unexercised Company stock options under any Designated Plan (defined below) whether or not otherwise vested shall cease to be exercisable and shall immediately terminate; (ii) the Grantee shall forfeit any outstanding restricted stock or other outstanding equity award made under any Designated Plan and not otherwise vested on the date of breach; and (iii) the Grantee shall pay to the Company (A) for each share of common stock of the Company (“Common Share”) acquired on exercise of an option under a Designated Plan within the twenty-four (24) months prior to such breach, the excess of the Fair Market value of a Common Share on the date of exercise over the exercise price, and (B) for each share of restricted stock and/or performance stock that became vested under any Designated Plan within the twenty-four (24) months prior to such breach, the Fair Market Value (on the date of vesting) of a Common Share. Any amount to be repaid pursuant to this Section 7.7

-7- #705435v1 shall be held by the Grantee in constructive trust for the benefit of the Company and shall, upon written notice from the Company, within 10 days of such notice, be paid by the Grantee to the Company with per annum interest from the date such Common Share was acquired or the share of restricted stock became vested, as the case may be, to the date of payment, at 120% of the current Short-Term Applicable Federal Rate on the date of the repayment. Any amount described in clauses (i) and (ii) that the Grantee forfeits as a result of a breach of the provisions of Section 7 shall not reduce any money damages that would be payable to the Company as compensation for such breach. The amount to be repaid pursuant to this Section 7.7 shall be determined on a gross basis, without reduction for any taxes incurred, as of the date of the realization event, and without regard to any subsequent change in the Fair Market Value of a Common Share. The Company shall have the right to offset such amount against any amounts otherwise owed to the Grantee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement other than any amount pursuant to any nonqualified deferred compensation plan under Section 409A of the Internal Revenue Code). For purposes of this Section 7.7, a “Designated Plan” is each stock option, restricted stock, or other equity compensation or long-term incentive compensation plan adopted by the Company. 8. Remedies for Breach. 8.1 Because the Grantee’s services are unique and because the Grantee has access to the Company’s confidential information, the parties agree that any breach or threatened breach of Section 7 will cause irreparable harm to the Company and that money damages alone would be an inadequate remedy. The parties therefore agree that, in the event of any breach or threatened breach of Section 7, and in addition to all other rights and remedies available to it, under this Agreement, including as listed in Section 7.7 or otherwise, and whether in equity or at law, the Company may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief, without a bond, in order to enforce or prevent any violations of the provisions of Section 7. 8.2 The Grantee acknowledges and understands that, but for agreeing to be bound to the provisions of Section 7, the Grantee would not be entitled to receive the Restricted Stock Award. The Grantee agrees that any breach of Section 7 would constitute a material breach of this Agreement and subjects the Grantee to the forfeiture and/or return of all Awards made pursuant to this Agreement, as well as the forfeiture and/or recoupment of certain of other Awards or their Fair Market Value, as set out in Section 7.7. The Company expressly reserves the right to pursue all other legal and equitable remedies available to it by virtue of any breach of Section 7, including without limitation injunctive relief and monetary damages. 8.3 The Grantee acknowledges and agrees that the remedies provided are cumulative and not exclusive of any and other remedies available under this Agreement or otherwise, and whether in equity or at law, and including monetary damages. In that regard, the Grantee acknowledges and agrees that, while the forfeiture of payments and benefits referenced herein is appropriate in the event of a breach of Section 7, injunctive relief to prevent a continuing breach would still be necessary to give the Company an adequate remedy. 9. Definitions. Terms not defined in this Agreement shall have the meanings given to them in the Plan. 10. Governing Law; Dispute Resolution. Subject to any applicable provisions of Appendix A, the internal law, and not the law of conflicts, of the State of New York will govern all questions concerning the validity, construction and effect of this Agreement. Subject to any applicable provisions of Appendix A, the Grantee hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal

-8- #705435v1 courts located in New York, New York in any action or proceeding arising out of or relating to this Agreement. The Company and the Grantee hereby irrevocably and unconditionally (a) agree not to commence any such action or proceeding except in the aforementioned courts, (b) consent to the service of process out of any of the aforementioned courts in any manner permitted by applicable law, (c) waive, to the fullest extent permitted by applicable law, any objection which such the Grantee may now or hereafter have to the laying of venue of any such action or proceeding in any of the aforementioned courts, and (d) agree, to the fullest extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. 11. Plan Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By accepting this Restricted Stock Award, the Grantee confirms that the Grantee has received a copy of the Plan, represents that the Grantee is familiar with the terms of the Plan, and hereby accepts this Restricted Stock Award subject to all the terms of the Plan. 12. No Rights to Continue Service or Employment. Nothing herein shall be construed as giving the Grantee the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an employee or as a consultant or otherwise, or interfere with or restrict in any way the right of the Company or any Affiliate to discharge the Grantee, whether as an employee or consultant or otherwise, at any time, with or without cause. In addition, the Company or any Affiliate may discharge the Grantee free from any liability or claim under this Agreement. 13. Entire Agreement; No Conflicting Agreements. This Agreement and the Plan, together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. By accepting this Restricted Stock Award, Grantee acknowledges that a copy of the Plan has been made available by the Company for Grantee’s reference and agrees to be bound by the terms set forth in this Agreement and the Plan as in effect or as may be amended from time to time. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. Notwithstanding the foregoing, if the Grantee is subject to a written employment, change in control, severance or similar agreement or plan with the Company, and the Grantee would be entitled under the express provisions of such agreement or plan to accelerated vesting of the Restricted Stock Award in connection with the termination of the Grantee’s employment in the circumstances set forth in that agreement, the provisions of such agreement shall control with respect to such accelerated vesting rights; provided, however, that the immediately preceding sentence will not be construed to affect Section 7, and the corresponding provisions of this Agreement. 14. Modification. Any amendment to this Agreement must be in writing and signed by the Chief Legal Officer of the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision

-9- #705435v1 hereof. Notwithstanding the preceding, the Plan, this Agreement and the Restricted Stock Award may be amended, altered, suspended, discontinued or terminated to the extent permitted by the Plan. 15. Shares Subject to Agreement. The Shares shall be subject to the terms of this Agreement. Except as otherwise provided in Section 5 or Section 4.2 of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of the Shares. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Committee to be applicable are satisfied. 16. Severability. The parties hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions of this Agreement are for any reason held to be excessively broad as to scope, activity, duration, subject, or otherwise, so as to be unenforceable at law, the parties consent to such provision or provisions being modified or limited by the appropriate judicial body or arbitrator (where allowed by applicable law), so as to be enforceable to the maximum extent compatible with the applicable law. 17. Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. 18. Grantee’s Acknowledgments. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board of Directors of the Company, as appropriate, upon any questions arising under the Plan or this Agreement. Any determination in this connection by the Company, including the Board of Directors of the Company or the Committee, shall be final, binding and conclusive. The obligations of the Company and the rights of the Grantee are subject to all applicable laws, rules and regulations. 19. Parties Bound. The terms, provisions and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. This Agreement shall have no force or effect unless it is duly executed and delivered by the Company. 20. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its office at 200 Oceangate, Suite 100, Long Beach, California 90802 to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Grantee is no longer an employee of the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or

-10- #705435v1 branch post office regularly maintained by the United States Government or through overnight mail via Federal Express, UPS or a comparable reliable carrier. 21. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but both of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. [Remainder of this page intentionally left blank.]

-11- #705435v1 IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, effective as of the day and year first above written. MOLINA HEALTHCARE, INC. By: [Name] Its: [Title] GRANTEE, ____________________________________ [Name]

-12- #705435v1 APPENDIX A State-Specific Restrictive Covenant Provisions The Grantee acknowledges and agrees that to the extent New York law does not apply, the restrictive covenants set forth in Sections 7.1.1, 7.1.2, and 7.2 of the Restricted Stock Award Agreement (the “Agreement”) shall be amended as set forth below. Alabama If the Grantee primarily resides and works in Alabama at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then the Employee non-solicitation restrictions in Section 7.1.1 shall be limited to employees who hold a position essential to the management, organization, or service of the business. The Customer non-solicitation restrictions in Section 7.1.2 shall be limited to current customers of the Company. California If the Grantee primarily resides and works in California at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then the following applies to the Grantee: (a) the Employee non-solicitation restrictions in Part (i) of Section 7.1.1 shall be limited to persons with whom the Grantee had direct or material contact, or about whom the Grantee received confidential information in connection with the Grantee’s employment with the Company (or any Subsidiary); (b) the Customer non-solicitation restrictions in Section 7.1.2 shall be limited to situations in which, for the activities described in Parts (i) through (iv) of Section 7.1.2, such activities post-termination of employment involve the use of trade secrets or other Confidential Information; (c) the Customer non-solicitation restrictions in Part (i) of Section 7.1.2 shall not be limited to persons, firms, corporations, associations, or other entities with whom or which the Grantee had initial contact in connection with the Grantee’s employment with the Company (or any Subsidiary); (d) Section 7.2 shall not apply; and (e) “California” shall replace “New York” in Section 10, such that the Agreement is governed by the internal law of the State of California and the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in Los Angeles County, California in any action or proceeding arising out of or relating to the Agreement. Colorado If the Grantee primarily resides and works in Colorado at the time that Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then “Colorado” shall replace “New York” in Section 10, such that the Agreement is governed by the internal law of the State of Colorado and the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in Colorado in any action or proceeding arising out of or relating to the Agreement. Section 7.1 shall only apply if the Grantee earns an annualized cash compensation equivalent or greater than $76,254.60, or such greater amount as may be incorporated from time to time by the state of Colorado. Section 7.2 shall only apply if Grantee earns an annualized cash compensation equivalent or greater than $127,091, or such greater amount as may be incorporated from time to time by the state of Colorado. The Grantee further acknowledges that the Agreement, including the grant of the Restricted Stock Award, is not effective until the later of (x) 14 days after the date the Grantee signs the Notice of a Covenant Not to Compete (the “Notice”), which has been provided separately, and (y) the date the Grantee signs the Agreement. Connecticut If the Grantee primarily resides and works in Connecticut at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating

-13- #705435v1 to Section 7 of the Agreement, then the Customer non-solicitation restrictions in Section 7.1.2 shall not apply to prospective relationships. Florida If the Grantee primarily resides and works in Florida at the time that Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, shall be amended by adding a new sentence at the end of that section that says: “In addition, nothing in this provision prohibits the Grantee from accepting business from unsolicited Customers.” The Grantee further acknowledges that Grantee has been given at least seven (7) calendar days to consider the Agreement, including the non-competition and non-solicitation covenants in Section 7. In addition, the Grantee hereby acknowledges that the Grantee will receive Confidential Information during the course of the Grantee’s employment. Illinois If the Grantee primarily resides and works in Illinois at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then the Customer non-solicitation restrictions in Section 7.1.2 shall not apply to prospective relationships. Section 7.1 shall only apply if the Grantee earns an annualized rate of at least $45,000, or such greater amount as may be incorporated from time to time by the state of Illinois. In addition, Section 7.2 shall only apply if the Grantee earns an annualized rate of at least $75,000, or such greater amount as may be incorporated from time to time by the state of Illinois. Section 10 shall be amended by adding a new sentence at the end of that section that says: “The Grantee further acknowledges that Grantee has been given at least fourteen (14) calendar days to consider this Agreement.” Maryland If the Grantee primarily resides and works in Maryland at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then Section 7.2 shall only apply if the Grantee (i) earns more than 150% of the State minimum wage rate established under Md. Code Ann., Lab. & Empl. § 3-413 and (ii) is not employed in a position for which the Grantee is required to be licensed under the Health Occupations Article, Md. Code Ann., Health Occ. §§ 1-101–21-502, and provides direct patient care. Massachusetts If the Grantee is, and has been for at least 30 days immediately preceding his or her cessation of employment with the Company, a resident of or employed in Massachusetts at the time of his or her termination of employment with the Company and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then “Massachusetts” shall replace “New York” in Section 10, such that the Agreement is governed by the internal law of the Commonwealth of Massachusetts and the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in Suffolk County, Massachusetts in any action or proceeding arising out of or relating to the Agreement. The Agreement shall not become effective until ten (10) business days following the Grantee’s receipt of the Agreement. Minnesota If the Grantee primarily resides and works in Minnesota at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then Section 7.2 shall not apply. New Hampshire If the Grantee primarily resides and works in New Hampshire at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then the Employee non-solicitation restrictions in Section 7.1.1 shall be limited to employees with whom the Grantee interacted with or about whom the Grantee became

-14- #705435v1 knowledgeable during employment. Further, the Customer non-solicitation restrictions in Section 7.1.2 shall not apply to prospective relationships. In addition, Section 7.2 shall only apply if the Grantee earns an hourly rate greater than or equal to 200% of the federal minimum wage. North Carolina If the Grantee primarily resides and works in North Carolina at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then the Employee non-solicitation restrictions in Section 7.1.1 shall be limited to employees with whom the Grantee had business contact. North Dakota If the Grantee primarily resides and works in North Dakota at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then Section 7.2 shall not apply. Oklahoma If the Grantee primarily resides and works in Oklahoma at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then Section 7.2 shall not apply. Oregon If the Grantee primarily resides and works in Oregon at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then the Employee non-solicitation restrictions in Section 7.1.1 shall be limited to employees with whom the Grantee has worked or had contact during employment. In addition, Section 7.2 shall only apply if the Grantee earns an annual income of at least $116,427, or such greater amount as may be incorporated from time to time by the state of Oregon. Virginia If the Grantee primarily resides and works in Virginia at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then Section 7.2 shall only apply if the Grantee earns an annual earning of at least $76,081.20 or such greater amount as may be incorporated from time to time by the state of Virginia, and is classified as exempt from overtime compensation under the Federal Labor Standards Act. Section 7 shall not prohibit Participant from providing a service to a customer who initiates contact with the Participant prior to any solicitation or contact from the Participant. Washington If the Grantee primarily resides and works in Washington at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then Section 7.2 shall only apply if Grantee earns an annual earning of at least $123,394.17, or such greater amount as may be incorporated from time to time by the state of Washington. Wisconsin If the Grantee primarily resides and works in Wisconsin at the time that the Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section 7 of the Agreement, then the Customer non-solicitation restrictions in Section 7.1.2 shall be limited to actual customers about whom the Grantee had access to information. Wyoming If the Grantee primarily resides and works in Wyoming at the time that Grantee executes the Agreement and New York law does not apply to any dispute between the Company and the Grantee relating to Section

-15- #705435v1 7 of the Agreement, then Section 7.2 shall not apply, unless the Grantee serves in an executive or management role or constitutes professional staff to executive and management personnel.

-16- #705435v1 APPENDIX B Non-Competition Period The Non-Competition Period is defined as the time during Grantee’s employment with the Company and for a period of time after termination of the Grantee’s employment with the Company (and its Subsidiaries) which, unless otherwise limited by applicable state law, is [one (1) year]/[six (6) months].